Exhibit 10.3

SMART ONLINE, INC.

REVISED BOARD COMPENSATION POLICY

(effective August 1, 2006)

1.    Introduction. Smart Online, Inc. (the “Company”) will compensate non-management directors through the payment of Board retainers based on election of the Board in consideration of the services provided by such directors and in recognition of their responsibilities to the company and potential liabilities associated therewith. Management directors are not entitled to receive any directors’ compensation outlined in this policy.

2.    Board Member Fees. Each non-management member of the Board of Directors not serving as Chairman of the Board shall be entitled to monetary and equity compensation in following amounts:

A.    Monetary Compensation. Each such director shall be paid a fee of $1,500 per month, due and payable by the fifteenth (15th) day of each month.

B.    Equity Compensation. Each such director shall, at the sole discretion of the director, be awarded pursuant to the Company’s 2004 Equity Compensation Plan either:

(1)    Upon such director’s appointment or election to the Board, a non-statutory stock option grant representing 20,000 shares of the Company’s common stock, having an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In addition, at the time of the annual meeting of the Company’s stockholders, each non-management member of the Board who is re-elected to the Board, and who has been serving on the Board for at least six months prior to the date of the annual meeting, shall be granted an additional non-statutory stock option, having an exercise price equal to the fair market value of the Company’s common stock on the date of grant. All options granted under this Section 2.B.(1) shall vest quarterly over a year’s time, provided that the optionee is a member of the Board of Directors on the applicable vesting date; or

(2)    Upon such director’s appointment or election to the Board, an award of 10,000 shares of restricted common stock of the Company, valued at the fair market value of the Company’s common stock on the date of the award. In addition, at the time of the annual meeting of the Company’s stockholders, each non-management member of the Board who is re-elected to the Board, and who has been serving on the Board for at least six months prior to the date of the annual meeting, shall be awarded additional shares of restricted common stock of the Company, valued at the fair market value of the Company’s common stock on the date of the award. The contractual restrictions on all restricted stock awards granted under this Section 2.B.(2) shall lapse quarterly over a year’s time, provided that the person is a member of the Board of Directors on the applicable lapse date.

3.    Chairman of the Board Fees. If a non-management member of the Board of Directors serves as Chairman of the Board, she or he shall be entitled to monetary and equity compensation in following amounts:

A.    Monetary Compensation. Such a Chairman of the Board shall be paid a fee of $4,000 per month, due and payable by the fifteenth (15th) day of each month.

B.    Equity Compensation. Each such director shall, at the sole discretion of the director, be awarded pursuant to the Company’s 2004 Equity Compensation Plan either:

(1)    Upon such director’s appointment or election to the Board, a non-statutory stock option representing 30,000 shares of the Company’s common stock, having an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In addition, at the time of the annual meeting of the Company’s stockholders, each non-management member of the Board who is re-elected to the Board, and who has been serving on the Board for at least six months prior to the date of the annual meeting, shall be granted an additional non-statutory stock option, having an exercise price equal to the fair market value of the Company’s common stock on the date of grant. All options granted under this Section 3.B.(1) shall vest quarterly over a year’s time, provided that the optionee is a member of the Board of Directors on the applicable vesting date; or

(2)    Upon such director’s appointment or election to the Board, an award of 15,000 shares of restricted common stock of the Company, valued at the fair market value of the Company’s common stock on the date of the award. In addition, at the time of the annual meeting of the Company’s stockholders, each non-management member of the Board who is re-elected to the Board, and who has been serving on the Board for at least six months prior to the date of the annual meeting, shall be awarded additional shares of restricted common stock of the Company, valued at the fair market value of the Company’s common stock on the date of the award. The contractual restrictions on all restricted stock awards granted under this Section 3.B.(2) shall lapse quarterly over a year’s time, provided that the person is a member of the Board of Directors on the applicable lapse date.

4.    Reimbursement for Expenses. Each non-management director is eligible for expense reimbursement for reasonable travel and lodging expenses incurred in connection with his or her attendance at Board and committee meetings, in accordance with the same standards applicable to members of the Company’s executive management. The Company will ensure all such reasonable expenses are processed and paid expeditiously upon submission to the company with the required forms and receipts.